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                                                                   EXHIBIT 10.25

                         [Letterhead of Deutsche Bank]

Date:              July 3, 2000

To:                Young Broadcasting Incorporated

Attention:         Mr. Stephen Baker

Telephone:         212-754-7070

Facsimile no.:     212-758-1229

Cc:                Dennis Rosenfeld
                   Quantitative Interest Applications

Fax:               818-790-2848

Our Reference:     554873 -- EC

Re:                Interest Rate Swap Transaction

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Deutsche Bank AG ("DBAG") and Young Broadcasting Incorporated ("Counterparty") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (as supplemented by the 1998 Supplement) (the "Definition") as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, references in the Definitions or the Agreement to a "Swap Transaction" shall be deemed to be references to this Transaction.

1. This Confirmation evidences a complete and binding agreement between DBAG ("Party A") and Counterparty ("Party B") as to the terms of the Transaction to which this Confirmation relates. In addition, Party A and Party B agree to use all reasonable efforts to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") (as may be amended, modified or supplemented from time to time, the "Agreement") with such modifications as Party A and Party B will in good faith agree. Upon execution by the parties of such Agreement, this Confirmation will supplement, form a part of and be subject to the Agreement. All provisions contained or incorporated by reference in such Agreement upon its execution shall govern this Confirmation except as expressly modified below. Until Party A and Party B execute and deliver the Agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming Transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation) shall supplement, form a part of, and
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      be subject to an agreement in the form of the ISDA Form as if Party A and
      Party B had executed an agreement on the Trade Date of the first such Transaction between us in such form, with the Schedule thereto (i) specifying only that (a) the governing law is the laws of the State of New York, without reference to choice of law doctrine, provided, that such choice of law shall be superseded by any choice of law provision specified in the Agreement upon its execution, and (b) the Termination Currency is U.S. Dollars and (ii) incorporating the addition to the definition of "Indemnifiable Tax" contained in (page 48 of) the ISDA "User's Guide to the 1992 ISDA Master Agreements". In the event of any inconsistency between the terms of this Confirmation, and the terms of the Agreement, this Confirmation will prevail for the purpose of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:-

            Notional Amount:         USD 206,000,000.00

            Trade Date:              July 3, 2000

            Effective Date:          July 3, 2000

            Termination Date:        January 3, 2002, subject to adjustment in
                                     accordance with the Modified Following
                                     Business Day Convention.

Fixed Amounts:

            Fixed Rate Payer:        Counterparty

            Fixed Rate Payer
            Payment Dates:           January 3, 2001, July 3, 2001 and the
                                     Termination Date, subject to adjustment in accordance with the Modified Following
                                     Business Day Convention.

            Fixed Rate:              7.0882%

            Fixed Rate Day
            Count Fraction:          Actual/360

Floating Amounts:

            Floating Rate Payer:     DBAG

            Floating Rate Payer
            Payment Dates:           January 3, 2001, July 3, 2001 and the
                                     Termination Date, subject to adjustment in accordance with the Modified Following
                                     Business Day Convention.

            Floating Rate Option:    USD-LIBOR-BBA

            Designated Maturity:     Six months

            Spread:                  None


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            Floating Rate Day
            Count Fraction:          Actual/360

            Floating Rate for
            initial Calculation
            Period:                  7.00%

            Reset Dates:             The first Business Day in each Calculation
                                     Period or Compounding Period, if
                                     Compounding is applicable.

            Compounding:             Inapplicable

Business Days:                       London and New York

3.    Account Details:

            Account Details for DBAG:

                  Deutsche Bank AG New York Branch (Direct)
                  CHIPS UID 053335 ABA #: 026003780
                  Ref: Interest Rate Swaps

      Account Details for Counterparty:

            Account no. 2000000984124 with First Union National Bank, Charlotte

4.    Offices:

            The Office of DBAG for this Transaction is New York.

5.    Calculation Agent:             DBAG

6.    Representations

Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.


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(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of this Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for, or an adviser to it in respect of this Transaction.

7. Other Provisions

Each of the representations, warranties, covenants and events of default contained in the Amended and Restated Credit Agreement, dated as of November 25, 1997 among Young Broadcasting, Inc., the banks and other financial institutions listed on the signature pages thereof, Bankers Trust Company, as Administrative Agent for the Lenders and the Issuing Bank thereunder, Canadian Imperial Bank of Commerce, as Documentation Agent for the Lenders thereunder, and Morgan Guaranty Trust Company of New York, as Syndication Agent for the Lenders thereunder (the "Credit Agreement") is hereby incorporated into this Confirmation by this reference and made a part to the same extent as if the Credit Agreement were set forth in full, provided that any reference in such provisions to the Lenders shall be deemed to be a reference to Party A. If for any reason Bankers Trust Company (or any of its affiliates) ceases to remain a party to such Credit Agreement or if such Credit Agreement should for any reason terminate or if Bankers Trust Company (or any of its affiliates) shall object to any amendment to the Credit Agreement, such provisions will be incorporated herein as they existed immediately prior to such event. This Transaction shall be deemed to constitute an Interest Rate Protection Agreement as permitted under Section 5.02(b)(F) of the Credit Agreement. Each such incorporated term will be deemed an agreement or obligation for the purposes of Section 5(a)(ii) of the ISDA Master Agreement.

The obligations of the Counterparty to DBAG under this Transaction shall be equally and ratably secured with the Counterparty's obligations to the Lenders under the Credit Agreement pursuant to the Security Agreements under the Credit Agreement. Such Security Documents under the Credit Agreement shall be Credit Support Documents for the purposes of the ISDA Master Agreement. If the Counterparty's obligations to DBAG under this Transaction cease to be equally and ratably secured with the Counterparty's obligations to the Lenders under the Credit Agreement pursuant to the Security Documents such event will constitute an Additional Termination Event with the Counterparty as the Affected Party

8. Nothwithstanding the provisions of Section 7 of the Agreement, each party hereto hereby agrees to not unreasonably withhold the right of the other party to transfer this Transaction.

9. Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it by facsimile to:

      Attention Edward Childs - Swap Documentation
      Telephone: (212) 250-5360
      Facsimile: (212) 669-1592


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This message will be the only form of Confirmation dispatched by us. If you wish to exchange hard copy forms of this Confirmation, please contact us.

Yours sincerely,

Deutsche Bank AG


      By: /s/ Katherine Andrews

      Name: KATHERINE ANDREWS
      Authorized Signatory


      By:  /s/ Maria Costagliola

      Name: Maria Costagliola
      Authorized Signatory

Confirmed as of the date first written above:

Young Broadcasting Incorporated


By:    /s/ Stephen Baker
       --------------------------------
Name:  Stephen Baker
       --------------------------------
Title: Vice President/Controller
       --------------------------------


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